EXHIBIT 24

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to the 1997-98 Employees' Stock Purchase Plan, the 1997-98 Petrodow Employees' Stock Purchase Plan, the Elective Deferral Plan and the 1988 Award and Option Plan, as each may be amended from time to time, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE                 DATE

/s/A. A. ALLEMANG    Director and Vice President   February 13, 1997
A. A. Allemang

/s/J. K. BARTON          Director               February 13, 1997
J. K. Barton


/s/D. T. BUZZELLI         Director              February 13, 1997
D. T. Buzzelli


/s/A. J. CARBONE         Director and Executive   February 13, 1997
A. J. Carbone            Vice President


/s/F. P. CORSON          Director and Vice President   February 13, 1997
F. P. Corson


/s/J. C. DANFORTH         Director                       February 13, 1997
J. C. Danforth


/s/. D. DAVIS            Director              February 13, 1997
W. D. Davis


/s/M. L. DOW             Director              February 13, 1997
M. L. Dow


/s/J. L. DOWNEY          Director              February 13, 1997
J. L. Downey


/s/. C. FALLA            Director and Senior   February 13, 1997
E. C. Falla              Vice President


/s/B. H. FRANKLIN        Director              February 13, 1997
B. H. Franklin


/s/A. D. GILMOUR         Director              February 13, 1997
A. D. Gilmour


/s/G. M. LYNCH           Vice President and    February 24, 1997
G. M. Lynch              Controller


/s/M. D. PARKER          Director and Executive   February 13, 1997
M. D. Parker             Vice President


/s/F. P. POPOFF          Director and          February 13, 1997
F. P. Popoff             Chairman of the Board


/s/J. P. REINHARD        Director, Executive Vice   February 13, 1997
J. P. Reinhard           President and
                         Chief Financial Officer


/s/H. T. SHAPIRO         Director              February 13, 1997
H. T. Shapiro


/s/W. S. STAVROPOULOS    Director, President and  February 13, 1997
W. S. Stavropoulos       Chief Executive Officer


/s/P. G. STERN           Director              February 13, 1997
P. G. Stern